SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 9, 1998

                          CRESTAR FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

Virginia                            1-7083                  54-0722175
(State or other jurisdiction        (Commission             (IRS Employer
of incorporation)                   File Number)            Identification No.)

         919 East Main Street                              23261-6665
         Richmond, Virginia                                (Zip Code)
         (Address of principal executive offices)

                                 (804) 782-5000
              (Registrant's telephone number, including area code)

Item 5.  Other Events

     This Current Report on Form 8-K is being filed in order to include as an exhibit hereto the July 9, 1998 press release issued by Crestar Financial Corporation announcing the purchase by Fleet Financial Group of a portion of Crestar Bank's bank card loan portfolio. Under terms of the transaction, Crestar Bank anticipates recording a gain, net of transaction costs, of approximately $54 million (pre-tax). Crestar Bank is a wholly-owned subsidiary of Crestar Financial Corporation.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired.
None.

(b) Pro Forma Financial Information.
None.

(c) Exhibits.
Exhibit No. 99.1           Press release dated July 9, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CRESTAR FINANCIAL CORPORATION

Date:  July 9, 1998                 By:     /s/ James D. Barr
                                            -----------------
                                            James D. Barr
                                            Group Executive Vice President,
                                            Controller and Treasurer